Exhibit 10.17

EXECUTION

This Agreement has been executed by the parties as of the date and year first above written.

Sunoco Pipeline L.P. By: Sunoco Logistics Partners Operations GP LLC, its general partner

By:	/s/ DEBORAH M. FRETZ

Printed Name:	Deborah M. Fretz

Title:	President and C.E.O.

Valero Marketing and Supply Company

By:	/s/ ROBERT S. BEADLE
Robert S. Beadle, Senior Vice President